Exhibit 8

DAVIS POLK & WARDWELL
1300 I STREET, N.W. WASHINGTON, D.C. 20005 ________ 1600 EL CAMINO REAL MENLO PARK, CA 94025 ________ 99 GRESHAM STREET LONDON EC2V 7NG ________ 15, AVENUE MATIGNON 75008 PARIS	450 LEXINGTON AVENUE NEW YORK, N.Y. 10017 212 450 4000 FAX 212 450 3800	MESSETURM 60308 FRANKFURT AM MAIN ________ MARQUÉS DE LA ENSENADA, 2 28004 MADRID ________ 1-6-1 ROPPONGI MINATO-KU, TOKYO 106-6033 ________ 3A CHATER ROAD HONG KONG
WRITER’S DIRECT

December 7, 2006

Re:	Prospectus Supplements for: Global Medium-Term Notes, Series F, Leveraged Index-Linked Securities Linked to an Index or a Basket of Indices filed by Morgan Stanley dated December 1, 2006; Global Medium-Term Notes, Series F, Principal Protected Notes Linked to an Index or a Basket of Indices filed by Morgan Stanley dated December 1, 2006; Global Medium-Term Notes, Series F, Leveraged Index- Linked Securities Linked to an Index or a Basket of Indices filed by Morgan Stanley dated December 7, 2006; Global Medium-Term Notes, Series F, Principal Protected Notes Linked to an Index or a Basket of Indices filed by Morgan Stanley dated December 7, 2006; and Global Medium-Term Notes, Series F, Review Notes Linked to an Index or Indices filed by Morgan Stanley dated December 7, 2006

Morgan Stanley
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

     We have acted as tax counsel for Morgan Stanley (the “Company”) in connection with the preparation and filing of a form of prospectus supplement for:

•	Global Medium-Term Notes, Series F, Leveraged Index-Linked Securities Linked to an Index or a Basket of Indices filed by Morgan Stanley dated December 1, 2006;

•	Global Medium-Term Notes, Series F, Principal Protected Notes Linked to an Index or a Basket of Indices filed by Morgan Stanley dated December 1, 2006;

•	Global Medium-Term Notes, Series F, Leveraged Index-Linked Securities Linked to an Index or a Basket of Indices filed by Morgan Stanley dated December 7, 2006;

•	Global Medium-Term Notes, Series F, Principal Protected Notes Linked to an Index or a Basket of Indices filed by Morgan Stanley dated December 7, 2006; and

•	Global Medium-Term Notes, Series F, Review Notes Linked to an Index or Indices filed by Morgan Stanley dated December 7, 2006

(collectively, the “Prospectus Supplements”) supplementing the registration statement on Form S-3, including the prospectus dated January 25, 2006 (the “Prospectus”), for the purpose of

Morgan Stanley	2	December 7, 2006

registering under the Securities Act of 1933, as amended (the “Securities Act”), the issuance from time to time of the Company’s Series F Global Medium-Term Notes, Leveraged Index-Linked Securities Linked to an Index or a Basket of Indices, Series F Global Medium-Term Notes, Principal Protected Notes Linked to an Index or a Basket of Indices and Series F Global Medium-Term Notes, Review Notes Linked to an Index or Indices.

     We have reviewed the discussions set forth under the caption “United States Federal Taxation” in the Prospectus Supplements and the Prospectus, and are of the opinion that such discussions are accurate subject to the conditions and limitations set forth therein.

     We are members of the Bar of the State of New York. The foregoing opinion is based upon and limited to the United States federal tax law as contained in the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative decisions and court decisions as of the date of this letter.

     We hereby consent to the use of our name under the caption “United States Federal Taxation” in the Prospectus Supplements. The issuance of such consent does not concede that we are an “Expert” for the purposes of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell